                                                                    Exhibit 99.1

Press Release                                  Source: Everlast Worldwide Inc.

                   EVERLAST WORLDWIDE INC. ANNOUNCES AGREEMENT
                    TO BE ACQUIRED BY BRANDS HOLDINGS LIMITED

NEW YORK-- (BUSINESS WIRE)--Everlast Worldwide Inc. (Nasdaq: EVST - News)
announced today that it had signed a definitive agreement to be acquired by
Brands Holdings Limited, for $30.00 per share in cash, a 29.6% premium to its closing price on May 31, 2007, and a 47.2% premium to the average closing price over the last month. The total value of the all-cash transaction is over $168 million. Brands Holdings Limited is a private company incorporated in England and Wales and is a subsidiary of Sports Direct International plc, a publicly-traded company on the London Stock Exchange.

The Board of Directors of Everlast Worldwide approved the agreement in a special meeting on June 28, 2007. The transaction is subject to stockholder approval and other customary conditions and is expected to be completed during the second half of 2007.

In making the announcement, Seth A. Horowitz, Chairman, President and Chief
Executive Officer of Everlast Worldwide, said, "We are pleased with the terms of this transaction and believe it is in the best interests of the Company's stockholders. We believe the strength of the Everlast brand worldwide will compliment Sports Direct's portfolio of internationally-recognized sports and leisure brands."

"The Sports Direct board is confident that this acquisition will benefit our wholesale, licensing and retail businesses, while providing us with a significant stepping stone into the important US market," noted Dave Forsey,
Chief Executive of Sports Direct.

Everlast  Worldwide has  terminated  its previous  merger  agreement with Hidary
Group Acquisitions,  LLC and Hidary Group Acquisitions,  Inc. In accordance with
the  terms  of  the  original  merger  agreement,   Everlast  Worldwide  paid  a
termination fee of $3,000,000 to the original purchaser under such agreement.

In addition, The Estate of George Q Horowitz has entered into a voting agreement with Brands Holdings Limited pursuant to which The Estate has agreed to vote its shares in favor of the merger agreement with Brands Holdings Limited, subject to certain  conditions.  The voting  agreement that The Estate of George Q Horowitz previously  entered  into with Hidary Group  Acquisitions,  LLC and Hidary Group
Acquisitions,  Inc. terminated as to The Estate upon termination of the original merger agreement.

A special meeting of stockholders of Everlast Worldwide will be announced soon to obtain stockholder approval of the transaction.

Piper Jaffray & Co. is serving as exclusive financial advisor to Everlast
Worldwide. Olshan Grundman Frome Rosenzweig & Wolosky LLP and Freshfields
Bruckhaus Deringer LLP acted as legal advisors to Everlast Worldwide and Brands
Holdings Limited, respectively.

About Everlast Worldwide Inc.

Everlast Worldwide Inc. is a leading designer, manufacturer and marketer of boxing and fitness related sporting goods equipment under the well-recognized
Everlast brand name and a worldwide licensor of the Everlast brand for apparel, footwear, sporting goods equipment and other active lifestyle products and accessories. Since 1910, Everlast has been the preeminent brand in the world of boxing and among the most recognized brands in the overall sporting goods and apparel industries.

In order to capitalize on the rich heritage and authenticity of the Everlast brand, the company has extended the Everlast brand outside of the boxing ring into complementary product categories. Its strategy is to continue to leverage the unique qualities represented by the Everlast brand -- Strength, Dedication,
Individuality and Authenticity -- to become a leading global athletic brand and a necessary part of the lives of consumers who train, compete and live an active lifestyle. URL: http://www.everlast.com

About Brands Holdings Limited

Brands Holdings  Limited is a wholly-owned  subsidiary of Sports Direct which is the UK's leading sports  retailer by revenue and operating  profit and the owner of several  internationally  recognized sports and leisure brands. Sports Direct offers a wide range of competitively-priced, branded sports and leisure apparel, replica kit,  footwear and sports equipment through its retail  operations,  and also operates an  international  wholesale and  licensing  business  through its brands operations.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section
21E of the Securities Exchange Act of 1934, as amended. Although the Company believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements contained in this press release will prove to be accurate.

In connection with the proposed transaction, the Company will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY
HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE,
BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the Securities and Exchange Commission's web
site at www.sec.gov. The proxy statement and such other documents may also be obtained for free from the Company by directing such request to the Company,
Attention: Angelo V. Giusti, Secretary, Everlast Worldwide, Inc., 1350 Broadway,
Suite 2300, New York, New York 10018, Telephone: (212) 239-0990.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction.
Information concerning the interests of Company's participants in the solicitation is set forth in the Company's proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the transaction when it becomes available.

Contact:

Everlast Worldwide Inc.
Gary J. Dailey
Chief Financial Officer
212-239-0990
or
Investor:
Integrated Corporate Relations
David Griffith/James Palczynski
203-682-8200
or
For Brands Holdings Limited:
c/o Sports Direct International
Dave Forsey, Chief Executive
Bob Mellors, Group Financial Director
011-44-0870-333-9400